                                 EXHIBIT 10.10

Anlage 1
--------
                              EMPLOYMENT AGREEMENT

    This Employment Agreement (the "Agreement"), is made effective as of January 1, 1998, by and between Dr. H. Beha ("Employee"), and LHS GROUP INC. ("Company"), a Delaware corporation. Because Company desires to employ Employee and because Employee desires to be employed by Company, both parties, in consideration of the mutual and exchanged promises and agreements contained herein and of wages paid and services rendered hereunder, hereby agree as follows:

    SECTION 1.  EMPLOYMENT.
    ---------   ----------

    Subject to the terms contained in this Agreement, Company hereby employs Employee and Employee hereby accepts such employment starting January 1, 1998. Employee will be a Member of the Executive Management Committee. Employee shall serve as Senior Vice President - Technology or in a similar position and shall perform all duties assigned by senior management of LHS. Employee shall, at the direction of Company, work in the United States or in Europe. His responsibilities, however, are worldwide and will require extensive traveling, which Employee hereby consents to. Employee shall devote his full business time and best efforts exclusively to rendering services on behalf of Company. He shall not be engaged in any other business while he is employed by Company pursuant to this Agreement. Employee's employment with Company hereunder shall be for no fixed period of time and may be terminated at any time, with or without cause, in accordance with the terms of Section 4 ("Termination").

    SECTION 2.  COMPENSATION.
    ---------   ------------

    (a) Salary.  During Employee's employment hereunder, Employee shall be paid
        ------
an annual salary by Company of three hundred thousand U.S. Dollars ($ 300,000.00), less all applicable withholding for taxes. Employee's salary will be reviewed annually.

    (c) Bonus.  Employee is entitled to an annual bonus based upon both
        -----
Employee's and Company's performance. The payment and amount of the bonus is in the sole discretion of Company's management.

    SECTION 3.  ADDITIONAL EMPLOYMENT BENEFITS.
    ---------   ------------------------------

    (a) Fringe Benefits.  Company shall provide Employee with the standard
        ---------------
fringe benefits, such as medical insurance and short term disability, that it provides as a regular business practice to full-time salaried employees of Company. Company shall have the right to modify, replace, withdraw or defer any fringe benefit provided to full-time salaried employees of Company at any time. Fringe benefits are provided and administered to Employee according to the principles valid for senior management of Company.

    (b) Vacation.  Employee is entitled to 30 working days vacation annually.
        --------

    (c) Moving Allowance.  Company shall pay for Employee's move to the United
        ----------------
States a sum of up to fifty thousand U.S. Dollars ($ 50,000.00) against invoices during the first six months of employment.

    (d) Stock Option.  Employee shall be entitled to 300,000 (three hundred
        ------------
thousand) stock options granted by LHS Group Inc. pursuant to LHS Group Inc.'s Stock Option Plan on the first working day of Employee's services to Company hereunder.

    (e) Employee is entitled to a car allowance.

    SECTION 4.  TERMINATION.
    ---------   -----------

    Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time by either party in accordance with the following terms:

    (a) Death.  In the event of Employee's death, this Agreement shall terminate
        -----
immediately and Company shall be obligated to Employee's family or estate only for pro-rated salary and bonus actually earned or accrued as of the date of Employee's death.

    (b) Termination.  Subject to Section 1, Company may terminate Employee's
        -----------
employment at any time with or without cause. In case termination is for cause, it shall have immediate effect. In case termination is without cause, it shall be effected by providing Employee with written notice at least twelve (12) months to the end of a calendar month. Company may, at its sole discretion, elect to pay Employee salary, in lieu of any part, or all, of the notice period and relieve Employee from his duties. If Company terminates Employee's employment hereunder, Company shall be obligated to pay Employee's pro-rated salary only through the actual effective date of termination and shall have no other payment obligation under this Agreement. If Employee is relieved from his duties during the termination period, any claims for salary shall be diminished by earnings achieved by the Employee during such relieve time.

    (c) Resignation.  Employee may resign from employment hereunder at any time
        -----------
by providing Company with written notice at least twelve (12) months to the end of a calendar month. Company may, at its sole discretion, elect to pay Employee salary, in lieu of any part, or all, of the notice period and relieve Employee from his duties. Clause (b) Sentence 6 applies by way of analogy.

    SECTION 5.  CONDITIONS OF EMPLOYMENT.
    ---------   ------------------------

    (a) In accordance with the Immigration Reform Control Act of 1986, Employee shall provide Company with documents demonstrating his identity and authorization to work in the United States. If Employee fails to provide said documents to Company, the Company's offer of employment pursuant to this Agreement will be null and void.

    (b) Employee shall sign an I-9 form within the first three days of his employment.

    SECTION 6.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.
    ---------   ------------------------------------------

    (a)  Definitions

    The following definitions shall apply to this Agreement:

    (i) "Trade Secrets" means all secret, proprietary or confidential information regarding Company or its business, and Company's affiliates and their business, including any and all information not generally known to, or ascertainable by, persons not employed by Company, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to Company. Such information shall include, but not be limited to, financial information, strategic plans and forecasts, marketing plans and forecasts, customer lists, mailing lists, computer software (including without limitation, source code, object code and manuals), customer billing or order information, technical information regarding Company's products or services, prices offered to or paid by customers, purchase and supply information, current and future development and expansion or contraction plans of Company, sales and marketing plans and techniques, information concerning personnel assignments and operations of Company and matters concerning the financial affairs, future plans and management of Company. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Company or Company's affiliates.

    (ii) "Confidential Information" means information, other than Trade Secrets, which relates to Company or Company's affiliates, Company's or Company's affiliates' activities, Company's or Company's affiliates' business or Company's or Company's affiliates' suppliers or customers that is not generally known by persons not employed by Company and which is nor has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship with Company. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right of Company or Company's affiliates'.

    (iii) "Document" means originals or copies of handbooks, manuals, files, memoranda, correspondence, notes, photographs, slides, overheads, audio or visual tapes, cassettes, or disks, and records maintained on computer or other electronic media.


    (b) Covenant Regarding Non-Disclosure of Trade Secrets or Confidential Information

    Employee covenants and agrees that:

    (i) during his employment with Company he will not use or disclose any Trade Secrets or Confidential Information of Company other than as necessary in connection with the performance of his duties as an employee of Company, and

    (ii) for a period of two (2) years immediately following the termination of his employment with Company, Employee shall not, directly or indirectly, transmit or disclose any Trade Secret or Confidential Information of Company to any person and shall not make use of any such Trade Secret or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of Company, except for a disclosure that is required by any law or order, in which case Employee shall provide Company prior written notice of such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a "trade secret" as that term is defined under a state or federal law, this Paragraph 5(b) is not intended to, and does not, limit Company's rights or remedies thereunder and the time period for prohibition on disclosure for use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating a legal right of Company.

    (c)  Return of Information

     Employee agrees that he shall return all Trade Secrets, Confidential Information or other property of Company immediately upon the termination of his employment with Company, including all handbooks, training materials, reports, policy statements, research, programs, customer lists, mailing lists and other documents provided by Company or acquired by Employee as a result of his employment with Company, and all copies thereof.

     SECTION 7.  INVENTIONS AND OTHER DEVELOPMENTS.
     ---------   ---------------------------------

     All inventions, formulas, techniques, processes, concepts, systems and programs, mailing lists and customer lists and compilations, whether or not patented or patentable, made or conceived, individually or in conjunction with others, by Employee during the term of his employment with Company that relate to activities or proposed activities of Company or that result from work performed by Employee for Company and the sole and exclusive property of Company. Employee further agrees that, upon request by Company, he will assign title to any such inventions, formulas, techniques, processes, concepts, systems and programs, and lists and compilations to Company and will sign any and all documents necessary to effect such assignment.

     SECTION 8.  NON-SOLICITATION OF CUSTOMER COVENANT.
     ---------   -------------------------------------

     To protect the Trade Secrets, Confidential Information and goodwill of Company, Employee agrees that, during his employment and for a period of one (1) year immediately following that termination of his employment with Company, he will not, without the prior written permission of Company, directly or indirectly, for himself or on behalf of any other person, partnership, firm or corporation, solicit, divert away, take away or attempt to solicit or take away any Customer, or Potential Customer, of Company for purposes of providing or selling products or services that are competitive with those provided by Company, if Company is then still engaged in the provision or sale of that type of good or service. For purposes of this covenant, "Customer" means any individual or entity to whom Company has provided goods or services and with whom Employee had, alone or in conjunction with others, Material Contact during the one (1) year prior to the termination of Employee's employment and "Potential Customer" means any individual or entity to whom Company has actively sought to sell products or services within the one (1) year immediately prior to the termination of Employee's employment and with whom Employee had Material Contact on Company's behalf during that same time period. For purposes of this covenant, Employee had "Material Contact" with a customer if

(i) Employee had business dealings with the customer on Company's behalf,

(ii) Employee was responsible for supervising or coordinating the dealings between the customer and Company, or

(iii) Employee obtained Trade Secrets or Confidential Information (such terms having the same meanings as defined in Paragraph 6 above, but in each case relating to the customer or Potential Customer) about the customer as a result of Employee's association with Company.

     SECTION 9.  NON-RECRUITMENT OF EMPLOYEES COVENANT.
     ---------   -------------------------------------

     Employee agrees that he will not, for so long as he is employed by Company, and for a period of one (1) year immediately following the termination of his employment, solicit or induce, or attempt to solicit or induce, any employee of the Company to terminate his or her relationship with Company or to enter into an employment relationship with Employee or with any other person or entity other than Company.

     SECTION 10.  RELIEF.
     ----------   ------

     Employee acknowledges that the covenants and promises contained in Sections 6, 7, 8 and 9 of this Agreement are reasonable and a necessary means of protecting and preserving Company's goodwill and its interest in the confidentiality and proprietary value of its Trade Secrets and Confidential Information. Employee further acknowledges that the same are a reasonable and necessary means of protecting Company from unfair competition by Employee. Employee agrees that any breach of these covenants or promises will leave Company with no adequate remedy at law and will cause Company to suffer irreparable damage and injury. Employee further agrees that any breach of these covenants or promises will entitle Company to injunctive relief in any court of competent jurisdiction without the necessity of posting and bond. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by Company as a result of such breach. Employee agrees that he will be liable to Company for all reasonable attorney's fees and expenses which may be incurred by Company in enforcing its rights hereunder.

     Employee further agrees that no failure or delay by Company in exercising, enforcing or asserting any rights, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege.

     SECTION 11.  RIGHTS TO MATERIALS AND RETURN OF MATERIALS.
     ----------   -------------------------------------------

     All records, files, software, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, technical information, information on the use, development and integration of software, and the like (together with all copies of such documents and things) relating to the business of Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties to this Agreement, remain the sole property of Company. Laptop computers, software and related data, information and things provided to Employee by Company or obtained by Employee, directly or indirectly, from Company, also shall remain the sole property of Company. Upon the termination of his employment or upon the prior demand of Company, he shall immediately return all such materials and things to Company and shall not retain any copies or remove or participate in removing any such materials or things from the premises of Company after termination or Company's request for return.

     SECTION 12.  COMPLIANCE WITH POLICIES AND LAWS.
     ----------   ---------------------------------

     (a) Policies.  Employee agrees to be bound by any and all current and
         --------
future Company policies, work rules or standards of conduct and pledges to observe order and discipline of work.

     (b) Laws.  Employee agrees to abide by the applicable laws and exercise
         ----
good judgment in the best interest of Company.

     SECTION 13.  MISCELLANEOUS.
     ----------   -------------

     (a) Severability.  The covenants set forth in this Agreement shall be
         ------------
considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because of its duration, the territory, the definition of activities or the definition of information covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of Company and Employee in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

     (b) Waiver.  The waiver by any party to this Agreement of a breach of any
         ------
of the provisions of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     (c) Governing Law.  This Agreement shall be deemed to be made in and shall
         -------------
in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia (without giving effect to the conflict of law principles thereof). No provision of this Agreement or any related documents shall be construed against, or interpreted to the disadvantage of, any party hereto by any court or any governmental or judicial authority by reason of such party having, or being deemed to have, structured or drafted such provision.

     (d) Entire Agreement.  This Agreement is intended by the parties hereto to
         ----------------
be the final expression of their agreement with respect to the subject matter hereof and this is the complete and exclusive statement of the terms of their agreement, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement supersedes any former agreements governing the same subject matter. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


LHS GROUP INC.                                        EMPLOYEE

By: /s/ Hartmut Lademacher                            /s/ Dr. Beha
    -------------------------
Title: CEO
       ----------------------